SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: August 27, 2007
(Date of earliest event reported)

VERSADIAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28195	11-3535204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Madison Avenue, New York, NY	10165
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code	(212) 986-0886
_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On August 27, 2007, we issued 1,769,724 shares of our common stock in transactions exempt from registration under the Securities Act of 1933, as amended.

A total of 1,132,375 shares were issued upon the conversion by Fursa Alternative Strategies, LLC , acting in its capacity as managing member of Fursa Master Global Event Driven Fund, L.P., of $2,000,000 in principal amount of our secured revolving credit notes at a per share conversion price of $1.7662, and 637,349 shares were issued upon the conversion of $750,000 in interest due on August 9, 2007 on our secured convertible redeemable notes held by Fursa Master Global Event Driven Fund, L.P. at a per share conversion price of $1.17675, equal to the conversion price of the underlying convertible notes.

The issuance of the shares of common stock to Fursa Master Global Event Driven Fund, L.P. was exempt from registration under the Securities Act of 1933, as amended pursuant to Section 4(2) of the Securities Act and/or Regulation D thereof. We made this determination based on the representations of Fursa Master Global Event Driven Fund, L.P. that such holder was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that such holder was acquiring the shares for investment purposes for its own account and not as a nominee or agent, and not with a view to the resale or distribution thereof, and that such holder understood that the shares may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSADIAL, INC.
Date: August 31, 2007
	By:	/s/ Geoffrey Donaldson

Geoffrey Donaldson
Chief Executive Officer